SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

CardioVascular BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250
Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 23, 2009 (the “March 23rd 8-K”) the Company noted a dispute with Leonardo, L.P. (“Leonardo”) regarding a principal balance of $1,404,800 plus interest through March 20, 2009 that Leonardo claimed was outstanding at that time on its Senior Secured Note (“Note”) issued by the Company on March 20, 2006.  The dispute arose over a conversion notice Leonardo sent to the Company on January 20, 2009 requesting to convert a portion of the Note into 5,581,164 shares of the Company’s common stock.  As previously noted on Form 8-K filed with the SEC on February 27, 2009 (the “February 27th 8-K”), the Company did not issue the shares of common stock pursuant to Leonardo’s January 20, 2009 conversion notice because the Company was concerned about the decline of the Company’s stock price in the market just prior to the conversion notice and Leonardo’s involvement, if any, with that decline.  In response to the failed conversion, Leonardo issued a redemption notice dated February 23, 2009 as more fully explained in the February 27th 8-K.

In the March 23rd 8-K, the Company noted it expected its dispute with Leonardo would be resolved through negotiation, litigation or some other dispute resolution.

Litigation has now commenced in New York by Leonardo seeking to use an accelerated procedure, a motion for summary judgment in lieu of compliant, to recover approximately $1.4 million that Leonardo claims is due.  The Company has retained local counsel in New York to defend the action on various grounds including that a) the action is not eligible for the accelerated summary judgment procedure that Leonardo seeks to use; b) the obligation has been extinguished by reason of the Company having tendered and Leonardo’s acceptance of 2 million shares of the Company’s common stock on January 28, 2009 that on that day traded with a closing price of $0.53, and the Company having tendered and Leonardo’s acceptance of 2 million shares of the Company’s common stock on February 6, 2009 that on that day traded with a closing price of $0.48, with the aggregate value of these 4 million shares being $2,020,000 based on the closing price on the respective delivery dates; c) the Company’s failure to pay the sums demanded in the redemption notice did not qualify as a default under the Note since such sums were an excessive and unenforceable penalty; and d) issues exist relating to Leonardo’s conduct concerning the stock price that preclude summary adjudication.

On June 16, 2009, the Company and Leonardo appeared through counsel in the Supreme Court of the State of New York, County of New York.  After hearing oral argument, the Court reserved decision.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: June 16, 2009	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

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